Exhibit 1.4

(Translation)

NIDEC CORPORATION

REGULATIONS OF THE AUDIT AND SUPERVISORY BOARD

(As amended on July 05, 2008)

(Purpose)

Article 1.

These Regulations prescribe matters concerning the Audit and Supervisory Board based on laws, regulations and the articles of incorporation.

(Organization)

Article 2.

1.	The Audit and Supervisory Board shall consist of all Audit and Supervisory Board Members.

2.	The Audit and Supervisory Board shall have full-time Audit and Supervisory Board Members.

3.	In addition to the provision in the previous section, the Audit and Supervisory Board shall have a chairperson of meetings of the Audit and Supervisory Board.

(Purpose of the Audit and Supervisory Board)

Article 3.

The Audit and Supervisory Board shall receive reports on, deliberate or resolve important audit-related matters. However, the board may not impede each Audit and Supervisory Board Member from exercising his/her authority.

(Duties of the Audit and Supervisory Board)

Article 4.

The Audit and Supervisory Board shall perform the following duties. However, any decision based on Section 3 of this Article may not impede each Audit and Supervisory Board Member from exercising his/her authority.

1.	Write auditors’ reports.

2.	Select and dismiss full-time auditors.

3.	Decide on matters concerning auditing policy and work, and matters on Audit and Supervisory Board Members’ duties including how to investigate the financial status.

(Select and dismiss full-time Audit and Supervisory Board Members)

Article 5.

From Audit and Supervisory Board Members, the Audit and Supervisory Board shall select full-time auditors or dismiss them based on its resolution.

(Chairperson)

Article 6.

1.	Based on its resolution, the Audit and Supervisory Board shall decide a chairperson from Audit and Supervisory Board Members.

2.	In addition to the duties prescribed in Section 1 of Article 8, the chairperson of the Audit and Supervisory Board shall perform duties delegated by the Audit and Supervisory Board. However, the chairperson may not impede each Audit and Supervisory Board Member from exercising his/her authority.

(Convene a meeting of the Audit and Supervisory Board)

Article 7.

The Audit and Supervisory Board shall convene a regular meeting of the Audit and Supervisory Board monthly. However, if necessary, the board may convene the meeting when it so wishes.

(Personnel authorized to summon a meeting of the Audit and Supervisory Board)

Article 8.

1.	The chairperson shall summon and run the meeting of the Audit and Supervisory Board.

2.	Each Audit and Supervisory may request the chairperson to summon a meeting of the Audit and Supervisory Board.

3.	If the chairperson does not summon a meeting of the Audit and Supervisory Board despite such a request described in the previous section, the Audit and Supervisory Board Member who has made the request may summon and run the meeting by himself/herself.

(Procedure to summon a meeting of the Audit and Supervisory Board)

Article 9.

1.	To summon a meeting of the Audit and Supervisory Board, a notice thereof shall be sent to each Audit and Supervisory Board Member by three (3) days before the date of the meeting.

2.	The Audit and Supervisory Board may skip the procedure to summon a meeting of the Audit and Supervisory Board and convene the meeting if all Audit and Supervisory Board Members so agree.

(How to reach resolutions)

Article 10.

1.	The Audit and Supervisory Board shall resolve matters with the approval of the majority of the Audit and Supervisory Board Members.

2.	Resolution shall be reached after deliberation based on sufficient information.

(Resolution on auditing policy, etc.)

Article 11.

1.	Policies, plans, methods, duty sharing and other relevant matters concerning audits shall be developed after resolutions are reached in the meeting of the Audit and Supervisory Board.

2.	In addition to the matters above, the Audit and Supervisory Board shall resolve matters, including budget for auditing cost, which Audit and Supervisory Board Members deem necessary to perform their duties.

3.	The Audit and Supervisory Board shall resolve the following systems, and request board members to improve them.

i.	Matters concerning assisting personnel for Audit and Supervisory Board Members’ duties.

ii.	Matters concerning the aforementioned assisting personnel’s independence from board members and executive officers (vice presidents).

iii.	Reporting systems to Audit and Supervisory Board Members including a system for board members, executive officers (vice presidents) and assisting personnel to report to Audit and Supervisory Board Members.

iv.	In addition to the above systems, reporting systems to ensure effective audits by Audit and Supervisory Board Members.

(Regular meeting with representative directors, etc.)

Article 12.

1.	The Audit and Supervisory Board shall have a regular meeting with representative directors to promote mutual understanding with them by exchanging opinions on the Company’s issues, status on improving the auditing environment for auditors, important auditing issues, etc., and by making necessary requests to the representative directors.

2.	As necessary, the Audit and Supervisory Board shall explain to representative directors and the board of directors the auditing policy, the auditing plan, and the statuses and results of audits.

3.	In addition to statutory matters, the Audit and Supervisory Board, based on No. 3 of Section 3 of the previous article, shall deliberate with board members, decide, and receive reports on matters that board members, executive officers (vice presidents) and assisting personnel should report to the Audit and Supervisory Board.

(Report to the Audit and Supervisory Board)

Article 13.

1.	Audit and Supervisory Board Members shall report the status of the performance of their duties to the Audit and Supervisory Board regularly and as necessary, and shall report such information whenever requested by the Audit and Supervisory Board.

2.	If reported by any of accounting auditors, board members, executive officers (vice presidents), an internal auditing department’s or other departments’ assisting personnel, or any other personnel, Audit and Supervisory Board Members shall report the matter to the Audit and Supervisory Board.

3.	As necessary, the Audit and Supervisory Board shall request accounting auditors, board members, executive officers (vice presidents), an internal auditing department’s or other departments’ assisting personnel, or any other personnel to report to it.

4.	In the aforementioned case (in Section 3), if any of Audit and Supervisory Board Members, accounting auditors, board members, executive officers (vice presidents), an internal auditing department or other departments’ assisting personnel, or any other personnel reports to all Audit and Supervisory Board Members a matter that should be reported to the Audit and Supervisory Board, such a matter shall not have to be reported to the Audit and Supervisory Board.

(Actions to reports)

Article 14.

When the Audit and Supervisory Board receives any of the following reports, it shall investigate such a reported case as necessary, and take appropriate measures, depending on the circumstance.

1.	Reports on the discovery of a fact that could damage the Company significantly

2.	Reports on the discovery of materially improper performance by any of board members and executive officers (vice presidents) in executing their duties, or the discovery of a grave fact on a violation of laws, regulations or the articles of incorporation

3.	Reports on matters decided after being deliberated with board members in advance

(Write auditors’ reports)

Article 15.

1.	The Audit and Supervisory Board shall receive financial reports and other documents from board members, and auditors’ reports and other documents from accounting auditors. In principle, full-time Audit and Supervisory Board Members shall receive these documents and other materials (including electromagnetic records).

2.	Based on an auditors’ report written by each Audit and Supervisory Board Member, and after deliberating such reports, the Audit and Supervisory Board shall write its auditors’ report.

3.	If any difference exists between the auditors’ report written by the Audit and Supervisory Board and the auditors’ report written by individual Audit and Supervisory Board Members, and if requested by those Audit and Supervisory Board Members, the Audit and Supervisory Board shall attach the auditors’ reports written by the Audit and Supervisory Board Members to the auditors’ report written by the Audit and Supervisory Board.

4.	Auditors’ reports written by the Audit and Supervisory Board shall be either signed, or signed and affixed (manually or electronically) by each Audit and Supervisory Board Member. Full-time and outside Audit and Supervisory Board Members shall either write down or record such information.

5.	If the Company writes either an extraordinary financial report or a consolidated financial report, it shall be used to satisfy the aforementioned regulation (in Section 4).

6.	The Audit and Supervisory Board shall submit the aforementioned auditors’ report to board members, and shall send accounting auditors duplicated copies thereof.

(Agreement, etc. on selecting Audit and Supervisory Board Members)

Article 16.

1.	The following matters concerning selecting Audit and Supervisory Board Members shall be based on the resolution of the Audit and Supervisory Board.

i.	Approval to submit an agenda on selecting an Audit and Supervisory Board Member to the shareholders’ meeting

ii.	Request to make selecting an Audit and Supervisory Board Member a purpose to convene a shareholders’ meeting

iii.	Request to submit an agenda on selecting an Audit and Supervisory Board Member to a shareholders’ meeting

2.	The previous section shall apply when selecting an alternate auditor.

(Agreement, etc. on selecting account auditors)

Article 17.

1.	The following matters concerning selecting, dismissing or not reappointing accounting auditors shall be resolved in the Audit and Supervisory Board.

i.	Approval to submit an agenda on selecting an accounting auditor to a shareholders’ meeting

ii.	Approval to make dismissing or not reappointing an accounting auditor a purpose to convene a shareholders’ meeting

iii.	Request to submit an agenda on selecting an accounting auditor to a shareholders’ meeting

iv.	Request to make selecting, dismissing or not reappointing an accounting auditor a purpose to convene a shareholders’ meeting

v.	Selecting personnel to perform an Audit and Supervisory Board Member’s duties temporarily if there is any vacancy.

2.	All Audit and Supervisory Board Members’ approvals to dismiss an accounting auditor based on statutory grounds for dismissal may be obtained after resolution by the Audit and Supervisory Board. In such a case, the Audit and Supervisory Board Member designated by the Audit and Supervisory Board shall report the dismissal and its reasons in the first shareholders’ meeting after the dismissal.

3.	If any of the approvals in the previous section needs to be obtained urgently, it may be so done in writing or by electromagnetic record.

(Approval on Audit and Supervisory Board Members’ remunerations)

Article 18.

Approval on remunerations for personnel who perform the duties of accounting auditors or temporary accounting auditors shall be resolved by the Audit and Supervisory Board.

(Approval on partial exemption of board members’ responsibilities)

Article 19.

1.	The following approvals by all Audit and Supervisory Board Members may be obtained after resolution by the Audit and Supervisory Board.

i.	Approval to submit an agenda on partial exemption of board members’ responsibilities to a shareholders’ meeting

ii.	Approval to submit to a shareholders’ meeting an agenda on amending the articles of incorporation to partially exempt board members’ responsibilities

iii.	Approval to submit an agenda on partial exemption of board members’ responsibilities to a shareholders’ meeting based on provisions in the articles of incorporation

iv.	Approval to submit to a shareholders’ meeting an agenda on amending the articles of incorporation to conclude a contract with outside board members on partial exemption of board members’ responsibilities

2.	If any of the above approvals needs to be obtained urgently, it may be so done in writing or by electromagnetic record.

(Deliberation on Audit and Supervisory Board Members’ exercising their authority)

Article 20.

1.	If Audit and Supervisory Board Members exercise their authority or obligation on any of the following matters, they may resolve the matter in a meeting of the Audit and Supervisory Board in advance.

i.	Explanation in response to shareholders’ questions in writing before a shareholders’ meeting

ii.	Report to the board of directors, and request to summon a meeting of the board of directors, etc.

iii.	Investigation result on agendas, documents and other materials to be submitted to a shareholders’ meeting

iv.	Injunction to stop a board member’s acts outside the Company’s scope of purposes or acts against laws, regulations or the articles of incorporation

v.	Statement in a shareholders’ meeting on selecting, dismissing, resignation of, and remuneration of Audit and Supervisory Board Members

vi.	Matters on lawsuits between the Company and board members

vii.	Matters on filing lawsuits, etc.

(Resolution on remunerations, etc.)

Article 21.

Audit and Supervisory Board Members’ remunerations, etc. may be resolved in meetings of Audit and Supervisory Board Members if all Audit and Supervisory Board Members so agree.

(Minutes of meetings)

Article 22.

1.	The Audit and Supervisory Board shall take minutes of meetings including the following matters, and all Audit and Supervisory Board Members who attended such meetings shall either sign, or sign and affix their seal (manually or electronically) on the minutes.

i.	The date and the place of the meeting (This information shall include how any of Audit and Supervisory Board Members, board members, executive officers (vice presidents) or accounting auditors who were not physically present in the meeting participated therein.)

ii.	How issues were discussed and the result thereof

iii.	Description of opinions and summary of statements if any of them were given on the following matters in a meeting of the Audit and Supervisory Board

a.	Report by any of board members or executive officers (vice presidents) who discovered a fact that could damage the Company significantly

b.	Report by an accounting auditor on the discovery of improper performance of any of board members or executive officers (vice presidents) in executing their duties, or the discovery of a grave fact on a violation of laws, regulations or the articles of incorporation

iv.	Names or appellations of board members, executive officers (vice presidents) or accounting auditors who attended the meeting of the Audit and Supervisory Board

v.	The name of the chairperson of the meeting of the Audit and Supervisory Board

2.	If a report is decided not to have to be submitted to the Audit and Supervisory Board based on the provision in Section 4 of Article 13, minutes including the following information shall be taken.

i.	Information on matters decided not to have to be reported to the Audit and Supervisory Board

ii.	The day when such information was decided not to have to be reported to the Audit and Supervisory Board

iii.	Appointing an Audit and Supervisory Board Member who performed duties concerning taking minutes

3.	The Company shall keep the minutes in the previous section (Section 2) at its head office for ten (10) years.

(Secretariat for meetings of the Audit and Supervisory Board)

Article 23.

Audit and Supervisory Board Members’ assisting personnel, such as audit staff, shall perform administrative work related to running a meeting of the Audit and Supervisory Board, including summoning the meeting and taking minutes thereof.

(Audit and Supervisory Board Members’ auditing standard)

Article 24.

Matters concerning audits by the Audit and Supervisory Board and Audit and Supervisory Board Members shall be handled based on laws, regulations, or provisions in these Regulations, and on Audit and Supervisory Board Members’ auditing standard prescribed in the meetings of the Audit and Supervisory Board.

(Revise and eliminate these Regulations)

The Audit and Supervisory Board shall revise and eliminate these Regulations.

(Supplementary provision)

These Regulations shall become effective as of July 05, 2008.